Exhibit 99.1

RPM INTERNATIONAL INC. ANNOUNCES MAP 2025 OPERATIONAL IMPROVEMENT INITIATIVE

•	RPM published its 2022 Summary Annual Report today, which includes highlights for MAP 2025

•	Details of MAP 2025 will be discussed during Investor Day on October 7, 2022

MEDINA, Ohio – August 24, 2022 – RPM International Inc. (NYSE: RPM) today announced its MAP 2025 (Margin Achievement Plan) operational improvement initiative. The initiative goals are highlighted in the company’s 2022 Annual Report, which can be accessed at https://www.2022ar.rpminc.com.

MAP 2025 is being launched following the successful completion of the 2020 MAP to Growth initiative. Through MAP 2025, RPM expects to accelerate growth, maximize operational efficiencies, and build a better world to generate superior value creation for the company’s customers, associates and shareholders. Goals of the initiative to be achieved by May 31, 2025, include:

•	$8.5 billion in annual revenue

•	42 percent gross margin

•	16 percent adjusted EBIT margin

The company will host an investor day on October 7, 2022, to provide more details on MAP 2025, as well as RPM’s sustainability initiatives and its Construction Products Group. The investor day will be webcast, with details about how to access the webcast provided closer to the event.

“MAP 2025 builds upon the successes we achieved with our previous MAP to Growth program,” stated Frank C. Sullivan, RPM chairman and CEO. “These new initiatives are designed to amplify the strengths of RPM’s entrepreneurial culture and accelerate our transformation into a more connected and efficient company.”

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across four reportable segments: consumer, construction products, performance coatings and specialty products. RPM has a diverse portfolio of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, DayGlo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 16,800 individuals worldwide. Visit www.RPMinc.com to learn more.

For more information, contact Matt Schlarb, senior director – investor relations, at 330-220-6064 or mschlarb@rpminc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors (including those specified below), which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital, and the viability of banks and other financial institutions; (b) the prices, supply and availability of raw materials, including assorted pigments, resins, solvents, and other natural gas-and oil-based materials; packaging, including plastic and metal containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) the timing of and the realization of anticipated cost savings from restructuring initiatives and the ability to identify additional cost savings opportunities; (j) risks related to the adequacy of our contingent liability reserves; (k) risks relating to the Covid pandemic; (l) risks related to adverse weather conditions or the impacts of climate change and natural disasters; (m) risks relating to the Russian invasion of Ukraine and other wars; (n) risks related to data breaches and data privacy violations; and (o) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2022, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.